File No. 333-202366

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington D.C., 20549

POST EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DOMINION ENERGY, INC.
(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Dominion Energy Salaried Savings Plan
 (f/k/a Dominion Salaried Savings Plan)
Dominion Energy Hourly Savings Plan
(f/k/a Dominion Hourly Savings Plan)
Dominion Questar Corporation 401(k) Retirement Income Plan

(Full title of the plan)

Carter M. Reid, Executive Vice President, Chief Administrative & Compliance Officer and Corporate Secretary
Morenike K. Miles, Vice President – Governance & Compliance and Assistant Corporate Secretary
120 Tredegar Street
Richmond, Virginia 23219

(Name and address of agent for service)

(804) 819-2000
(Telephone Number, including area code, for agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Dominion Energy, Inc. (the Company) is filing this Post-Effective Amendment No. 2 to its Form S-8 Registration Statement No. 333-202366, as amended pursuant to Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-202366 (together, the Prior Registration Statement), to remove the Dominion Questar Corporation 401(k) Retirement Income Plan (the Plan) which Plan was terminated effective January 3, 2018 and to deregister the indeterminate amount of interests to be offered and sold pursuant to such Plan that were previously registered and remained unsold or otherwise unissued under such Plan at the effective date of its termination.
No additional shares of Company common stock were registered at the time the Plan was added to the Prior Registration Statement and no such shares are deregistered by this Post-Effective Amendment No. 2.  All such shares that were previously registered and remain unsold or otherwise unissued shall remain available for issuance and sale under the Dominion Energy Salaried Savings Plan (f/k/a Dominion Salaried Savings Plan) and the Dominion Energy Hourly Savings Plan (f/k/a Dominion Energy Hourly Savings Plan), until such time as (i) all such shares are sold or otherwise issued or (ii) a post-effective amendment is filed to remove from registration all of such shares that have been registered but remain unsold or otherwise unissued under the Prior Registration Statement as amended hereby.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 26th day of June, 2018.
DOMINION ENERGY, INC.

By:	/s/ Carter M. Reid
Carter M. Reid Executive Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated on June 26th, 2018.
	Signature	Title

	/s/ Thomas F. Farrell, II*	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
Thomas F. Farrell, II

	/s/ William P. Barr*	Director
William P. Barr

	/s/ Helen E. Dragas*	Director
Helen E. Dragas

	/s/ James O. Ellis, Jr.*	Director
James O. Ellis, Jr.

	/s/ John W. Harris*	Director
John W. Harris

	/s/ Ronald W. Jibson*	Director
Ronald W. Jibson

	/s/ Mark J. Kington*	Director
Mark J. Kington

	/s/ Joseph M. Rigby*	Director
Joseph M. Rigby

	/s/ Pamela J. Royal*	Director
Pamela J. Royal

	/s/ Robert H. Spilman, Jr.*	Director
Robert H. Spilman, Jr.

	/s/ Susan N. Story*	Director
Susan N. Story

	/s/ Michael E. Szymanczyk*	Director
Michael E. Szymanczyk

	/s/ Mark F. McGettrick*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Mark F. McGettrick

	/s/ Michele L. Cardiff*	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
Michele L. Cardiff

* By:	/s/ Carter M. Reid
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Chair of the Administrative Benefits Committee for the Dominion Energy Salaried Savings Plan, the Dominion Energy Hourly Savings Plan and the Dominion Questar Corporation 401(k) Retirement Income Plan has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on June 26th, 2018.
Dominion Energy Salaried Savings Plan
Dominion Energy Hourly Savings Plan
Dominion Questar Corporation 401(k) Retirement Income Pan

By:	/s/ Carter M. Reid
Carter M. Reid Chair, Administrative Benefits Committee